Exhibit 99.1

Solera Holdings, Inc. Acquires HPI Ltd.; Further Enhances Its Product and Service Offering to UK Market

SAN DIEGO, Dec. 19, 2008/PRNewswire—FirstCall/—Solera Holdings, Inc. (NYSE:SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today announced that it has completed the acquisition of HPI Ltd., the leading UK provider of used vehicle validation services, from [Aviva plc, the largest insurance provider in the U.K.]

Audatex, a Solera company, and Aviva have been strategic international partners for more than a decade. As a leading global provider of claims solutions and one of Aviva’s claims management technology partners, Solera provides an innovative suite of services that help customers improve performance within the auto and property claims environments. Solera believes its acquisition of HPI will enhance that capability significantly.

The total consideration paid for HPI at closing was approximately $117.4 million (78.3 million pounds Sterling), which consisted of approximately $100.5 million (67.0 million pounds) in cash and a subordinated note in the amount of approximately $16.9 million (11.3 million pounds). The subordinated note carries an annual rate of interest of 8.0% and becomes due and payable in full on December 31, 2011, subject to certain restrictions contained in our Amended and Restated First Lien Credit and Guaranty Agreement. Up to a maximum additional aggregate amount of approximately $7.2 million (4.8 million pounds) in cash could be earned by the seller of HPI should HPI achieve certain post-closing financial performance measures in Calendar Years 2009, 2010, and 2011. After payment of the cash portion of the consideration for HPI at closing, we had approximately $150 million of cash on our balance sheet and no amounts outstanding under the Senior Secured Revolving Credit Facility portion of our Amended and Restated First Lien Credit and Guaranty Agreement.

“The acquisition of HPI is consistent with our strategy of investing in companies that are both aligned with and extend our core automotive claims and data services offering. The HPI suite of products and services will enhance our delivery of decision support data and software applications to our insurer, car manufacturer, auto dealer, and finance company customers. The acquisition will help us meet some of the increased demand from our clients for access to integrated historical information on specific vehicles and specific clients with which they are about to transact. Additionally, we will begin exploring the extension of the HPI model both regionally and internationally within the Solera portfolio. We are excited to have completed this transaction, and we very much look forward to focusing on building additional stockholder value through leveraging the assets of Solera and HPI for the benefit of our clients” said Tony Aquila, Solera’s Chairman and Chief Executive Officer.

Although we do not plan to update our previously issued financial outlook for Fiscal Year 2009 until our second fiscal quarter 2009 earnings release and conference call currently anticipated for the first week of February, 2009, our preliminary estimate is that the acquisition of HPI will add approximately $21.0 million (14.0 million pounds) to our Fiscal Year 2009 revenues and approximately $9.0 million (6.0 million pounds) to our Fiscal Year 2009 Adjusted EBITDA. Additionally, our preliminary estimate is that the acquisition of HPI will add approximately $4.0 million (2.7 million pounds) to our Fiscal Year 2009 GAAP Net Income (or $0.06 per fully-diluted share), and approximately $4.5 million (3.0 million pounds) to our Fiscal Year 2009 Adjusted Net Income (or $0.07 per fully-diluted share) which offset the dilutive effect of our recent equity offering of approximately ($0.03) per fully-diluted share to our Fiscal Year 2009 GAAP Net Income and approximately ($0.06) per fully-diluted share to our Fiscal Year 2009 Adjusted Net Income. All amounts payable to the sellers are payable in Pound Sterling, and all U.S. Dollar amounts above assume an exchange rate of $1.50-for-1.00 pounds.

We are currently in the process of determining the amount and nature of goodwill and intangible assets associated with the purchase of HPI in accordance with SFAS No. 142. We expect to complete this process during the next 45 days. Should our final determination of the amount and nature of goodwill and intangible assets differ substantially from our preliminary estimates, this could significantly change the impact that we estimate the HPI acquisition will have on our Fiscal Year 2009 GAAP Net Income and Fiscal Year 2009 Adjusted Net Income.

We are also in the process of determining our filing requirements for the HPI acquisition pursuant to Rule 3-05(b) promulgated under Regulation S-X. We anticipate filing the required HPI financial statements by March 6, 2009.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other income—net, and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisitions.

Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income, plus the following items: provision for income taxes, amortization of acquisition-related intangibles associated with our acquisition of the Claims Services Group from ADP in April 2006, stock-based compensation expense, restructuring charges, other income—net (not including interest income for periods ending after June 30, 2008), and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisitions. From this figure, we then subtract a provision for income taxes to arrive at Adjusted Net Income. For periods ended June 30, 2008 and prior, we use a 33% tax rate. For periods ending after June 30, 2008, we use a 28% tax rate. We use this 28% tax rate in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for certain corporate holding companies.

Adjusted Net Income per diluted share (or cash earnings per diluted share) is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period.

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about enhancements to our products and services resulting from our acquisition of HPI, HPI’s contributions to our consolidated financial performance for Fiscal Year 2009, possible expansion of HPI’s products and services into new markets and building stockholder value. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature and our business, including, without limitation: the failure to realize the expected benefits from our acquisition of HPI; our inability to successfully integrate HPI’s business, including HPI’s existing employees, infrastructure and service offerings, with our existing business at reasonable cost, or at all; reliance on a limited number of customers for a substantial portion of HPI’s revenues; unpredictability and volatility relating to (i) foreign currency exchange risks associated with our consolidated financial reports that include HPI’s operating results and (ii) changes in the number of used car sales in the United Kingdom; HPI’s reliance on third-party information for its software and services; impacts on HPI’s business of any restructuring or severance charges in future periods; effects of system failures or security breaches on HPI’s business and reputation; and country-specific risks relating to expansion into new markets, including compliance with local country laws and regulations. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Year Quarter September 30, 2008. We are under no obligation to (and specifically disclaim any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Investor Relations, Kamal Hamid of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@audatex.com